FORM OF CONVERTIBLE NOTE NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. Original Principal Amount: $[] Issuance Date: [], 2024 VOLATO GROUP, INC. 10% ORIGINAL ISSUE DISCOUNT SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE DUE [], 202[]1 FOR VALUE RECEIVED, Volato Group, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of ______________________, or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (or such lesser amount as reduced pursuant to the terms hereof pursuant to repayment, redemption, conversion or otherwise, the “Principal”) and the Payment Premium (as defined below), as applicable, in each case when due, and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date (as defined below) or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (13). The Issuance Date is the date of the first issuance of this 10% Original Issue Discount Senior Unsecured Convertible Promissory Note (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, this “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. This Note is being issued pursuant to Section 1 of the Securities Purchase Agreement, dated as of December 4, 2024 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “NPA”), between the Company and 1 To be 12 months from the issuance date.

2 _______________, as the investor. This Note may be repaid in accordance with the terms of the NPA. The Holder also has the option of converting on one or more occasions all or part of the then outstanding balance under this Note by delivering to the Company one or more Conversion Notices in accordance with Section (3) of this Note. (1) GENERAL TERMS. (a) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be [], 202[]2, as may be extended at the option of the Holder. Other than as specifically permitted by this Note, the Company may not prepay or redeem any portion of the outstanding Principal and accrued and unpaid Interest. (b) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 4% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined below) (for so long as such event remains uncured). Interest shall be calculated based on a 365- day year and the actual number of days elapsed, to the extent permitted by applicable law. On the first Trading Day of each fiscal quarter (each, an “Interest Date”), any accrued and unpaid Interest shall, at the Company’s option, either be (i) paid in cash to the Holder or paid-in-kind in shares of Common Stock to the Holder (each, an “Interest Payment”), subject to the Company’s satisfaction of the Equity Conditions (as defined below), or (ii) compound and become additional Principal outstanding hereunder as of such Interest Date (each, a “Quarterly Compounding”). The Company may elect to effect an Interest Payment with respect to an Interest Date by delivering to the Holder a written notice (each, an “Interest Election Notice”) on or prior to the fifth (5th) Trading Day immediately prior to such applicable Interest Date (the “Interest Election Deadline”) electing to pay such Interest, in whole, or in part, in cash or in shares of Common Stock as specified in such Interest Election Notice. If the Company fails to deliver an Interest Election Notice to the Holder on or prior to the applicable Interest Election Deadline (or such Interest Election Notice elects only in part, to pay such Interest in cash or in shares of Common Stock), such Interest (or such unpaid portion of Interest on such Interest Date, as applicable) shall be subject to Quarterly Compounding on such Interest Date. (c) Monthly Payments. If, any time after the Issuance Date set forth above, and from time to time thereafter, an Amortization Event has occurred, then the Company shall make monthly payments beginning on the seventh (7th) Trading Day after the Amortization Event Date and continuing on the same day of each successive Calendar Month until the entire outstanding Principal amount shall have been repaid. Each monthly payment shall be in an amount equal to the sum of (i) one sixth of the aggregate Principal outstanding for this Note and all Other Notes (the “Amortization Principal Amount”), plus (ii) the Payment Premium (as defined below) in respect of such Amortization Principal Amount, and (iii) accrued and unpaid Interest hereunder as of each payment date. The obligation of the Company to make monthly prepayments related to an Amortization Event shall cease (with respect to any payment that has not yet come due) if any time after the Amortization Event Date (A) in the event of a Floor Price Event, on the date that is the 2 To be 12 months from the issuance date.

3 fifth (5th) consecutive Trading Day that the daily VWAP is greater than 110% of the Floor Price then in effect, (B) in the event of an Exchange Cap Event (as defined below), the date on which the Company has obtained Shareholder Approval to increase the number of shares of Common Stock under the Exchange Cap (as defined below) and/or the Exchange Cap no longer applies, or (C) in the event of a Registration Event, the condition or event causing the Registration Event has been cured or the Holder is able to resell the shares of Common Stock issuable upon conversion of this Note in accordance with Rule 144 under the Securities Act, unless a subsequent Amortization Event occurs. (d) Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided that the Company provides the Holder with written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption after the close of regular trading hours on a Trading Day. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be an amount equal to the outstanding Principal balance being redeemed by the Company, plus the Payment Premium in respect of such Principal amount, plus all accrued and unpaid interest, if any, on such Principal amount. After receipt of a Redemption Notice, the Holder shall have twenty (20) Trading Days (beginning with the Trading Day immediately following the date of such Redemption Notice) to elect to convert all or any portion of the Note. On the thirtieth (30th) Trading Day after the applicable Redemption Notice, the Company shall deliver to the Holder the Redemption Amount with respect to the Principal amount redeemed to the extent not converted and otherwise after giving effect to conversions or other payments made during the thirty (30) Trading Day period. (e) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. (f) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes, (b) shall be junior to (i) all Indebtedness created under that certain Pre-Delivery Payment Agreement dated as of October 5, 2022, by and between Volato, Inc., a wholly owned Subsidiary of the Company organized under the laws of the State of Georgia, and SAC LEASING V280, LLC, a Delaware limited liability company (as amended, restated, supplemented or otherwise modified from time to time), as secured by the assets set forth on Schedule F(i) of the NPA, and (ii) all Indebtedness and security interests related to the Settlement Agreement, as secured by the assets set forth on Schedule F(ii) of the NPA, and (c) shall be senior to all other Indebtedness of the Company and its Subsidiaries. (2) EVENTS OF DEFAULT. (a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred:

4 (i) the Company fails to pay to the Holder any amount of Principal, Redemption Amount, Event of Default Redemption Amount (as defined below), Payment Premium, Interest, or other amounts when and as due under this Note or any other Transaction Document within five (5) Trading Days after receiving written notice from the Holder that such payment is due; (ii) the Company or any Subsidiary of the Company commences, or there is commenced against the Company or any Subsidiary of the Company any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; or the Company or any Subsidiary of the Company fails to pay, or states that it is unable to pay, or is unable to pay, its debts generally as they become due; or the Company or any Subsidiary of the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any Subsidiary of the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing; (iii) the Company or any Subsidiary of the Company defaults, in any of its obligations under any note debenture, or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $500,000, whether such Indebtedness now exists or is hereafter created and such default is not cured within the time prescribed by the documents governing such Indebtedness or if no time is prescribed, within ten (10) Trading Days, and as a result, such Indebtedness becomes or is declared due and payable; (iv) a final judgment or judgments (excluding judgments for current litigation set forth on the disclosure schedules of the NPA) for the payment of money aggregating in excess of $100,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that

5 such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment; (v) the Common Stock shall cease to be quoted or listed for trading, as applicable, on any Primary Market for a period of ten (10) consecutive Trading Days; (vi) the Company or any Subsidiary of the Company is or becomes a party to any Change of Control Transaction (as defined in Section (13)) unless in connection with such Change of Control Transaction this Note is redeemed; (vii) the Company (A) fails to deliver the required number of shares of Common Stock to the Holder within one (1) Trading Day after the applicable Share Delivery Date (as defined below), (B) provides notice, written or oral, to any holder of this Note, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Note into Common Stock that is tendered in accordance with the provisions of this Note or (C) fails to remove restrictive legends from any shares of Common Stock issued or to be issued to the Holder upon conversion of any Notes, subject to the Holder providing customary representations and other documentation, if any, as reasonably requested by the Company, its counsel or Transfer Agent, within two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of all such documentation; (viii) the Company fails for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due; (ix) the Company fails to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act; (x) any material representation or warranty made or deemed to be made by or on behalf of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, is proven to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made; (xi) any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or the Company or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or the Company denies in writing that it has any or further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than pursuant to the relevant termination provisions) or rescind any Transaction Document; (xii) the Company uses the proceeds of the issuance of this Note and/or the Other Notes, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations

6 thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose; (xiii) any Event of Default (as defined in the Other Notes or in any Transaction Document other than this Note) occurs with respect to any Other Notes, or any breach of any material term of any other debenture, note, or instrument held by the Holder with respect to the Company or any agreement between or among the Company and the Holder; (xiv) the Company fails to observe or perform any material covenant, agreement or warranty contained in, or otherwise commits any material breach or default of any provision of this Note (except as may be covered by Section (2)(a)(i) through (2)(a)(xiii) hereof) or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days; (xv) the electronic transfer by the Company of shares of Common Stock through the DTC (as defined below) or another established clearing corporation is no longer available or is subject to a “chill” for a period of five (5) Trading Days; (xvi) the Company provides a materially false or inaccurate certification that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure or (C) as to whether any Event of Default has occurred; or (xvii) the Company fails to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of the Settlement Agreement. (b) Upon the occurrence of an Event of Default with respect to this Note (or any Other Note), the Company shall, within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier to the Holder (an “Event of Default Notice”). At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may either (i) convert all or any portion of this Note by delivering a Conversion Notice to the Company pursuant to the procedure set forth in Section (3), at a price equal to the Event of Default Conversion Price, or (ii) require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption or conversion by the Company pursuant to this Section (2)(b) shall be redeemed or converted by the Company at a price equal to the Conversion Amount to be redeemed, plus the Payment Premium in respect of such Conversion Amount, plus all accrued and unpaid interest, if any on such Conversion Amount (the “Event of Default Redemption Amount”). Redemptions required by this Section (2)(b) shall be made in accordance with the provisions of Section (1)(d) (with “Event of Default Redemption Amount” replacing “Redemption Amount” for all purposes hereunder). Conversions required to be made by this Section (2)(b) shall be made in accordance with the provisions of Section (3). Notwithstanding anything to the contrary in this Section (2)(b), but subject to the limitations set out in Section (3)(c)(i) and Section (3)(c)(ii), until the Event of Default Redemption Amount is paid in full, the Conversion Amount submitted for redemption under this Section (2)(b) (together with any interest

7 and other amounts owing in respect thereof) may be converted, in whole or in part, by the Holder into shares of Common Stock pursuant to the terms of this Note. (c) Notwithstanding anything to the contrary in Section (2)(b), in the event that the Event of Default Conversion Price is lower than the Floor Price then in effect, (i) the Event of Default Conversion Price shall be equal to the Floor Price then in effect, and (ii) the outstanding Principal amount shall increase by an amount equal to the product of (A) the difference between (w) the Event of Default Redemption Amount divided by the Floor Price then in effect and (x) the Event of Default Redemption Amount divided by the Event of Default Conversion Price, and (B) the difference between (y) the Floor Price then in effect and (z) the Event of Default Conversion Price. (d) In the event of the Company’s redemption of any portion of this Note under this Section (2), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section (2) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption of this Note upon an Event of Default shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note at any time during an Event of Default until fully converted or repaid, including following the Maturity Date, except as may otherwise be expressly set forth herein. (3) CONVERSION OF NOTE. This Note shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section (3). (a) Conversion Right. Subject to the limitations of Section (3)(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section (3)(b), at the Conversion Price. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section (3)(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All calculations under this Section (3) shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such a fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount. (b) Mechanics of Conversion. (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a

8 copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section (3)(b)(iii), surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer (“FAST”) Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in FAST, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice. (ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Date, if the Transfer Agent is not participating in FAST, to issue and deliver to the Holder (or its designee) a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Holder or the Holder’s designee with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of this Note (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each day after such Share Delivery Date that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any VWAP of the Common Stock of any Trading Day (as selected by the Holder in writing) during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section (3)(b)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Date if the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to the Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of the Holder or the Holder’s designee with DTC for the number of shares of Common Stock to which

9 the Holder is entitled upon the Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (II) below, and if on or after such Share Delivery Date the Holder acquires (in an open market transaction, stock loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that the Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after receipt of the Holder’s request and in the Holder’s discretion, either: (I) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, stock loan costs and other out-of-pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest VWAP of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof. (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. (c) Limitations on Conversions. (i) Beneficial Ownership. The Holder shall not have the right to convert any portion of this Note to the extent that after giving effect to such conversion, the Holder, together with the Holder’s Affiliates (as defined below), and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in

10 excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest (the “Beneficial Ownership Limitation”). The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section (3)(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section (3)(c) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first day after such notice is delivered to the Company. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of the Beneficial Ownership Limitation without regard to any other shares which may be beneficially owned by the Holder or an Affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of this Note that, without regard to any other shares that the Holder or its Affiliates may beneficially own, would result in the issuance in excess of the Beneficial Ownership Limitation, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with Section (3)(a) and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than sixty-one (61) days prior notice to the Company. Other Holders shall be unaffected by any such waiver. (ii) Primary Market Limitation. Notwithstanding anything in this Note to the contrary, the Company shall not issue any shares of Common Stock upon conversion of this Note or the Other Notes, or otherwise, if the issuance of such shares of Common Stock, together with any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number shares of Common Stock that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of the NYSE American LLC (“NYSE American”) and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if the Company’s has obtained Shareholder Approval. (d) Other Provisions. (i) So long as this Note or any Other Notes remain outstanding, the Company shall have reserved from its duly authorized shares of capital stock, and shall have instructed its Transfer Agent to irrevocably reserve, the maximum number of shares of Common Stock issuable upon conversion of this Note and the Other Notes (assuming for purposes hereof that (x) this Note and such Other Notes are convertible at the Floor Price as of the date of determination and (y) any such conversion shall not take into account any limitations on the conversion of the Note or Other Notes set forth herein or therein) (the “Required Reserve Amount”), provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section (3)(d)(ii) be reduced other than pursuant to the conversion of this Note and the

11 Other Notes in accordance with their terms, and/or cancellation, or reverse stock split. If at any time while this Note or any Other Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy the obligation to reserve for issuance the Required Reserve Amount, the Company will promptly take all corporate action necessary to hold a meeting of its stockholders to consider a proposal to increase of its authorized shares of capital stock necessary to meet the Company’s obligations pursuant to this Note, and cause its board of directors to recommend to the stockholders that they approve such proposal. The Company covenants that, upon issuance in accordance with the conversion of this Note in accordance with its terms, the shares of Common Stock, when issued, will be validly issued, fully paid and nonassessable. (ii) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing or credit the Holder’s balance account with DTC for shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law. (iii) Legal Opinions. The Company is obligated to cause its legal counsel to deliver legal opinions to the Transfer Agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares may bear legends restricting the transfer thereof. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with the sale or transfer of the Underlying Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness. (e) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then each of the Fixed Price, the Floor Price, the Variable Price, the Conversion Price and the Event of Default Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

12 (f) Adjustment of Conversion Price upon Issuance of Common Stock. If the Company, at any time while this Note is outstanding, issues or sells any shares of Common Stock (other than in connection with the NPA or the SEPA (as defined below)) or Convertible Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the Fixed Price in effect immediately prior to such issue or sale (such price the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Fixed Price then in effect shall be reduced to an amount equal to the New Issuance Price. For the purposes hereof, if the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such shares of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities. (g) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon a conversion of this Note, at the Holder’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note. (h) Voluntary Adjustment by Company. Subject to the rules and regulations of the Primary Market, the Company may at any time during the term of this Note reduce the then current Conversion Price of this Note and the other Notes to any amount and for any period of time deemed appropriate by the Board of Directors of the Company. (i) Whenever the Conversion Price is adjusted pursuant to Section (3) hereof, the Company shall promptly provide the Holder with a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. (j) In case of any (1) merger or consolidation of the Company or any Subsidiary of the Company with or into another Person, or (2) sale by the Company or any Subsidiary of the

13 Company of more than one-half of the assets of the Company in one or a series of related transactions, a Holder shall have the right to (A) exercise any rights under Section (3)(b), (B) convert the aggregate amount of this Note then outstanding into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of shares of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such aggregate Principal amount of this Note could have been converted immediately prior to such merger, consolidation or sales would have been entitled, or (C) in the case of a merger or consolidation, require the surviving entity to issue to the Holder a convertible Note with a Principal amount equal to the aggregate Principal amount of this Note then held by such Holder, plus all accrued and unpaid interest and other amounts owing thereon, which such newly issued convertible Note shall have terms identical (including with respect to conversion) to the terms of this Note, and shall be entitled to all of the rights and privileges of the Holder of this Note set forth herein and the agreements pursuant to which this Note was issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction and the Conversion Price in effect immediately prior to the effectiveness or closing date for such transaction. The terms of any such merger, sale or consolidation shall include such terms so as to continue to give the Holder the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events. (4) REISSUANCE OF THIS NOTE. (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (4)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section (4)(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section (3)(b)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note. (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (4)(d)) representing the outstanding Principal. (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (4)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such

14 outstanding Principal as is designated by the Holder at the time of such surrender. (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 5(4)(a) or Section 5(4)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date. (5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter and email and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by electronic mail. The addresses and e-mail addresses for such communications shall be: If to the Company, to: Volato Group, Inc. 1954 Airport Road, Suite 124 Chamblee, GA 30341 Attn: Matt Liotta, Chief Executive Officer Telephone: (844) 399-8998 Email: matt.liotta@flyvolato.com with a copy (which shall not constitute notice) to: Dykema Gossett PLLC 111 E. Kilbourn Avenue – Suite 1050 Milwaukee, WI 53202 Attn: Kate Bechen, Esq. Telephone: (414) 488-7333 Email: KBechen@dykema.com If to the Holder: _________________________ _________________________ Attn: Telephone: Email: with a copy (which shall not constitute notice) to: Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10020 Attn: David E. Danovitch Telephone: (212) 660-3000 Email: ddanovitch@sullivanlaw.com

15 or at such other address and/or email and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. (6) Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company. As long as this Note is outstanding, the Company shall not and shall cause its Subsidiaries not to, without the consent of the Holder, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities; (iii) enter into any agreement with respect to any of the foregoing, or (iv) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Note, including, without limitation, the obligation of the Company to make cash payments hereunder. (7) This Note shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, except as required by law (including, without limitation, the provisions of the General Corporation Law of the State of Delaware) and as expressly provided in this Note, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof. (8) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL (a) Governing Law. This Note and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of Delaware (the “Governing Jurisdiction”) (including Title 6, Section 2708 of the Delaware Code), including all matters of construction, validity and performance. (b) Jurisdiction; Venue; Service. (i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction. (ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any

16 United States District Court in the Governing Jurisdiction. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum. (iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the state and federal courts sitting in the City of Wilmington, New Castle County, State of Delaware, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such Delaware State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. (iv) The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Note, such service to become effective thirty (30) days after the date of mailing. (v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction. (c) THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR

17 RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY. (9) If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder. (10) Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing. (11) If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted. (12) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries. (13) COVENANTS. Until all of the Notes have been converted, redeemed or otherwise

18 satisfied in accordance with their terms: (a) Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) any other Indebtedness incurred pursuant to the Settlement Agreement, the NPA or the SEPA). (b) Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens. (c) Restricted Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Notes and the Other Notes and any other Indebtedness incurred pursuant to the SEPA) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, other than payments made by the Company pursuant to the Settlement Agreement, if at the time such payment with respect to such Indebtedness is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, make any investment other than Permitted Investments. (d) Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock. (e) Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) the sale of the GC aviation and/or Gulf Coast Aviation subsidiaries, and (iii) sales of inventory and product in the ordinary course of business. (f) Maturity of Indebtedness. Except as set forth on Schedule F(i) and Schedule F(ii) of the NPA, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date. (g) Preservation of Existence, Etc. The Company shall maintain and preserve,

19 and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary. (h) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder. (i) Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights (as provided in Section 3(x) of the NPA) of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect. (j) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. (k) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any director, officer or other Affiliate, except transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof. (l) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holders, (i) issue any notes (other than as contemplated by this Note, the NPA, or the Other Notes) or (ii) issue any other securities that would cause a breach or default under this Note or the Other Notes, provided that issuances by the Company of its securities pursuant to the 2023 Stock Incentive Plan and the Settlement Agreement shall be permitted. (m) Financial Covenants; Announcement of Operating Results. (i) The Company shall maintain, as of the end of each Fiscal Quarter (and/or Fiscal Year, as applicable) a balance of Available Cash in an aggregate amount equal to or exceed $500,000 (the “Financial Test”).

20 (ii) Operating Results Announcement. Commencing on the Issuance Date, the Company shall publicly disclose and disseminate (such date, the “Announcement Date”), if the Financial Test fails to be satisfied (each such failure, a “Financial Covenant Failure”), a statement to that effect no later than the tenth (10th) day after the end of such Fiscal Quarter or Fiscal Year, as applicable, and such announcement shall include a statement to the effect that a Financial Covenant Failure by the Company exists (or does not exist, as applicable) for such Fiscal Quarter. On the Announcement Date, the Company shall also provide to the Holder a certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that the Company satisfied the Financial Test for such Fiscal Quarter or Fiscal Year, as applicable, if that is the case. If a Financial Covenant Failure by the Company exists for a Fiscal Quarter, on or prior to the Announcement Date, the Company shall provide to the Holders a written certification, executed on behalf of the Company by the Chief Financial Officer of the Company, certifying that a Financial Covenant Failure exists for such Fiscal Quarter or Fiscal Year, as applicable (a “Financial Covenant Event Notice”). Concurrently with the delivery of each Financial Covenant Event Notice to the Holders, the Company shall also make publicly available (as part of a Quarterly Report on Form 10-Q, Annual Report on Form 10-K or on a Current Report on Form 8-K, or otherwise) the Financial Covenant Event Notice and the fact that an Event of Default has occurred under the Notes. (n) PCAOB Registered Auditor. At all times any Notes remain outstanding, the Company shall have engaged an independent auditor to audit its financial statements that is registered with (and in compliance with the rules and regulations of) the Public Company Accounting Oversight Board. (o) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted. (p) Taxes. The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP. (q) Independent Investigation. If there is a continued Event of Default for a period of forty-five (45) days, at the request of the Holder, the Company shall hire an independent,

21 reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld, conditioned or delayed) to investigate as to whether any breach of this Note has occurred (the “Independent Investigator”). If the Independent Investigator determines that such breach of this Note has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each Holder of a Note of such breach. In connection with such investigation, the Independent Investigator may, during normal business hours, inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries as the Independent Investigator determines are reasonably necessary to its investigation. The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company’s officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Independent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested. (14) DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Sections (2) and (3), if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note and assuming for such purpose that the Note was converted at the Event of Default Conversion Price as of the applicable record date) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder, together with any Affiliate thereof, exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder, together with any Affiliate thereof, exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation). (15) AMENDING THE TERMS OF THIS NOTE. Except for Section (3)(c), which may not be amended, modified or waived by the parties hereto, the prior written consent of the Required Holders shall be required for any change, waiver or amendment to this Note. Any amendment,

22 modification or waiver so approved shall be binding upon all existing and future holders of this Note and any Other Notes; provided, however, that no such change, waiver or, as applied to any of the Notes held by any particular holder of Notes, shall, without the written consent of that particular Holder (i) disproportionally and adversely affect any rights under the Notes of any holder of Notes; or (ii) modify any of the provisions of, or impair the right of any holder of Notes under, this Section (15). (16) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings: (a) “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act. (b) “Amortization Event” shall mean (i) the daily VWAP is less than the Floor Price then in effect for three (3) Trading Days during a period of five (5) consecutive Trading Days (a “Floor Price Event”), (ii) the Company’s failure to obtain Shareholder Approval within seventy- five (75) days after the date hereof (an “Exchange Cap Event”), or (iii) the Company is in material breach of the Registration Rights Agreement, and such breach remains uncured for a period of twenty (20) Trading Days, or the occurrence of an Event (as defined in the Registration Rights Agreement) (a “Registration Event”) (the last such day of each such occurrence, a “Amortization Event Date”). (c) “Announcement Date” shall have the meaning set forth in Section (13)(n)(ii). (d) “Amortization Principal Amount” shall have the meaning set forth in Section (1)(c). (e) “Applicable Price” shall have the meaning set forth in Section (3)(f). (f) “Available Cash” means, with respect to any date of determination, an amount equal to the aggregate amount of the Cash of the Company and its Subsidiaries (excluding for this purpose cash held in restricted accounts (other than cash otherwise unavailable for unrestricted use by the Company or any of its Subsidiaries for any reason) as of such date of determination held in bank accounts of financial banking institutions in the United States of America). (g) “Beneficial Ownership Limitation” shall have the meaning set forth in Section (3)(c)(i). (h) “Bloomberg” means Bloomberg Financial Markets. (i) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which the Federal Reserve Bank of New York is closed and/or the Primary Market is not open for at least five (5) hours of trading. (j) “Buy-In” shall have the meaning set forth in Section (3)(b)(ii).

23 (k) “Buy-In Price” shall have the meaning set forth in Section (3)(b)(ii). (l) “Calendar Month” means one of the months as named in the calendar. (m) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of Convertible Securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision. (n) “Closing Price” means the price per share in the last reported trade of the shares of Common Stock on a Primary Market or on the exchange which the shares of Common Stock are then listed as quoted by Bloomberg. (o) “Commission” means the Securities and Exchange Commission. (p) “Common Stock” means (i) the Company’s shares of Class A common stock, $0.0001 par value per share, and (ii) any capital stock for which such Class A common stock shall have been exchanged or any shares of capital stock resulting from a reclassification by the Company of such Class A common stock. (q) “Company” shall have the meaning set forth in the recital to this Note. (r) “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made. (s) “Conversion Date” shall have the meaning set forth in Section (3)(b)(i). (t) “Conversion Failure” shall have the meaning set forth in Section (3)(b)(ii). (u) “Conversion Notice” shall have the meaning set forth in Section (3)(b)(i). (v) “Conversion Price” shall initially mean, as of any Conversion Date or other date of determination, $0.3660 (the “Fixed Price”). Beginning on the three- (3) month anniversary

24 of the Issuance Date and on the same day of each third month thereafter (each, a “Fixed Price Reset Date”), the Conversion Price shall be adjusted (downwards only) to the lower of (i) the then effective Conversion Price or (ii) 90% of the lowest daily VWAP during the 10 consecutive Trading Days immediately prior to such Fixed Price Reset Date (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price then in effect. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of this Note; provided that the Conversion Price shall not be lower than the Floor Price then in effect. Notwithstanding anything to the contrary herein, on any Trading Day on which the aggregate trading value of the Common Stock (as reported on Bloomberg) on the Primary Market is equal to or greater than $250,000.00 between 4:30 a.m. and any time by 11 a.m., New York time, , the Conversion Price on such Trading Day (and only for such Trading Day) shall be temporarily adjusted to the lowest of (i) the Variable Price, (ii) the lowest price traded on such Trading Day until 11 a.m., New York time, subject to the Floor Price then in effect or (iii) the then effective Conversion Price. (w) “Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock. (x) “Corporate Event” shall have the meaning set forth in Section (3)(g). (y) “Current Public Information Failure” means either (x) the Company fails for any reason to satisfy the requirements of Rule 144(c)(1) of the 1933 Act, including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) of the 1933 Act or (y) the Company has ever been an issuer described in Rule 144(i)(1)(i) of the 1933 Act or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) of the 1933 Act. (z) “Dilutive Issuance” shall have the meaning set forth in Section (3)(f). (aa) “Distributions” shall have the meaning set forth in the Section (14). (bb) “DTC” shall have the meaning set forth in the Section (3)(b)(i). (cc) “Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including all Underlying Shares) is listed or designated for quotation (as applicable) on the Primary Market and (x) shall not have been limited or suspended from trading on the Primary Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor (y) shall delisting or suspension by the Primary Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods (it being understood by the Company and the Holder that no reasonable prospect of delisting will occur prior to the Company holding an annual or special meeting of its stockholders in order to obtain Shareholder Approval, including any postponement thereof, or solely as a result from the existence of the notice received by the Company from the Primary Market on June 18, 2024 for failure to satisfy Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American LLC Company Guide) or any communications from the Primary Market related

25 to such notice that do not actually effect the delisting or suspension of the Common Stock) or be reasonably likely to occur or pending as evidenced by (A) a writing by such Primary Market or (B) the Company falling below the minimum listing maintenance requirements of the Primary Market on which the Common Stock is then listed or designated for quotation (as applicable) (excluding the notice received by the Company from the Primary Market on June 18, 2024 for failure to satisfy Sections 1003(a)(i) and 1003(a)(ii) of the NYSE American LLC Company Guide); (ii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section (3) hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iii) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section (3)(c)(i) hereof; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Primary Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) no Current Public Information Failure then exists or is continuing; (vii) the Holder shall not be in (and no other holder of Notes shall be in) possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (ix) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination (A) no failure to reserve the Required Reserve Amount shall exist or be continuing and all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) are available under the Certificate of Incorporation of the Company and reserved by the Company to be issued pursuant to the Notes and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in a failure to reserve the Required Reserve Amount; (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (xii) no bone fide dispute shall exist, by and between any of holder of Notes, the Company, any Primary Market and/or the Financial Industry Regulatory Authority with respect to any term or provision of any Note or any other Transaction Document; (xiii) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for

26 trading without restriction on a Primary Market; (xiv) the Company shall have obtained the Shareholder Approval; and (xv) no minimum prices shall have been established for Common Stock traded on the Primary Market. (dd) “Equity Conditions Failure” means on any date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder). (ee) “Event of Default” shall have the meaning set forth in the Section (2)(a). (ff) “Event of Default Conversion Price” means, with respect to any Event of Default, that price which shall be the lower of (i) the then effective Conversion Price or (ii) eighty- five percent (85%) of the lowest daily VWAP of the Common Stock during the 10 consecutive Trading Days immediately prior to the date that the Holder delivers a Conversion Notice anytime after the occurrence of an Event of Default or an Event of Default Redemption Notice, as applicable, subject to the Floor Price. (gg) “Event of Default Notice” shall have the meaning set forth in the Section (2)(b). (hh) “Event of Default Redemption Amount” shall have the meaning set forth in the Section (2)(b). (ii) “Event of Default Redemption Notice” shall have the meaning set forth in the Section (2)(b). (jj) “Exchange Act” means the Securities Exchange Act of 1934, as amended. (kk) “Exchange Cap” shall have the meaning set forth in Section (3)(c)(ii). (ll) “Financial Covenant Event Notice” shall have the meaning set forth in the Section (13)(n)(ii). (mm) “Financial Covenant Failure” shall have the meaning set forth in the Section (13)(n)(ii). (nn) “Financial Test” shall have the meaning set forth in the Section (13)(n)(i). (oo) “Floor Price” means $0.0732 per share of Common Stock; provided, however, beginning on the date that is the six (6) month anniversary of the Issuance Date and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Floor Price shall be adjusted (downwards only) to 20% of the average VWAP during the five (5) Trading Days immediately prior to such Floor Price Reset Date. Notwithstanding the foregoing, the Company may reduce the Floor Price then in effect to any amount set forth in a written notice to the Holder; provided that such reduction shall be irrevocable and shall not be subject to increase thereafter. (pp) “Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person and the Company is the non-surviving company (other than a merger or consolidation with a wholly owned

27 Subsidiary of the Company for the purpose of redomiciling the Company), (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of shares of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property. (qq) “G280 Finance Agreement” means that certain pre-delivery payment agreement, dated October 5, 2022, between the Company and SAC Leasing V280, LLC and its permitted assigns. (rr) “GAAP” means United States generally accepted accounting principles, consistently applied. (ss) “Governing Jurisdiction” shall have the meaning set forth in Section (8)(a). (tt) “Holder” shall have the meaning set forth in the recital to this Note. (uu) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables and capital leases entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments (other than reimbursement or payment obligations arising in the ordinary course of business), (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness (excluding G280 Finance Agreement), and (H) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above. (vv) “Independent Investigation” shall have the meaning set forth in the Section (13)(r). (ww) “Interest” shall have the meaning set forth in the recital to this Note. (xx) “Interest Date” shall have the meaning set forth in the Section (1)(b).

28 (yy) “Interest Election Deadline” shall have the meaning set forth in the Section (1)(b). (zz) “Interest Election Notice” shall have the meaning set forth in the Section (1)(b). (aaa) “Interest Payment” shall have the meaning set forth in the Section (1)(b). (bbb) “Interest Rate” shall have the meaning set forth in the Section (1)(b). (ccc) “Issuance Date” shall have the meaning set forth in the Section (1)(b). (ddd) “Liens” shall have the meaning set forth in Section (13)(b). (eee) “Maturity Date” shall have the meaning set forth in the Section (1)(b). (fff) “New Issuance Price” shall have the meaning set forth in Section (3)(f). (ggg) “Note” shall have the meaning set forth in the recital to this Note. (hhh) “NPA” means the securities purchase agreement entered into between the Company and the Holder on the date hereof. (iii) “NYSE American” shall have the meaning set forth in Section (3)(c)(ii). (jjj) “Optional Redemption” shall have the meaning set forth in the Section (1)(d). (kkk) “Other Notes” means any other notes issued pursuant to the NPA and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing. (lll) “Payment Premium” means 20% of the Principal amount being paid. (mmm)“Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q), and current reports (on Form 8-K), for so long as any amounts are outstanding under this Note or any Other Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations. (nnn) “Permitted A/R Indebtedness” means Indebtedness arising pursuant to an accounts receivable and/or inventory factoring facility, in an aggregate amount not to exceed $500,000. (ooo) “Permitted Investments” means (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency

29 thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (iii) investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and (v) money market funds that (x) comply with the criteria set forth in Securities and Exchange Commission Rule 2a- 7 under the Investment Company Act of 1940, (y) are rated AAA by S&P and AAA by Moody’s and (z) have portfolio assets of at least $5,000,000,000. (ppp) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate principal amount not to exceed $1,000,000, (v) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(a)(ix), and (viii) Liens on accounts receivable and inventory to secure the Permitted A/R Indebtedness to the extent permitted by the applicable intercreditor agreement. (qqq) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency. (rrr) “Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.05 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Issuance Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar

30 transactions during any such measuring period. (sss) “Primary Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges. (ttt) “Principal” shall have the meaning set forth in the recital to this Note. (uuu) “Quarterly Compounding” shall have the meaning set forth in the Section (1)(b). (vvv) “Redemption Amount” shall have the meaning set forth in the Section (1)(d). (www) “Redemption Notice” shall have the meaning set forth in the Section (1)(d). (xxx) “Registration Rights Agreement” means the registration rights agreement entered into between the Company and the Holder on the date hereof. (yyy) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder. (zzz) “Required Holder” means Holders of a majority in aggregate principal amount of this Note, together with Other Notes, then outstanding. (aaaa) “Required Reserve Amount” shall have the meaning set forth in Section (3)(d)(i). (bbbb) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. (cccc) “SEPA” means that certain standby equity purchase agreement to be entered into between the Company and the Holder or one of its affiliates. (dddd) “Settlement Agreement” means that certain Settlement Agreement and Stipulation, dated as of November 4, 2024, by and between the Company and Sunpeak Holdings Corporation, a Delaware corporation. (eeee) “Share Delivery Date” shall have the meaning set forth in Section (3)(b)(i). (ffff) “Shareholder Approval” shall have the meaning ascribed to such term in the NPA. (gggg) “Subsidiary” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein

31 as “Subsidiaries.” (hhhh) “Trading Day” means a day on which the Common Stock is quoted or traded on a Primary Market on which the Common Stock is then quoted or listed; provided, that in the event that the Common Stock is not listed or quoted, then Trading Day shall mean a Business Day. (iiii) “Transaction Document” means, each of the NPA, the Other Notes, the Registration Rights Agreement and any and all documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing. (jjjj) “Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company. (kkkk) “Underlying Shares” means the shares of Common Stock issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof. (llll) “Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Primary Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $500,000. (mmmm) “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such Trading Day on the Primary Market during regular trading hours as reported by Bloomberg L.P. [Signature Page Follows]

[Signature Page to Senior Unsecured Convertible Promissory Note] IN WITNESS WHEREOF, the Company has caused this Senior Unsecured Convertible Promissory Note to be duly executed by a duly authorized officer as of the date set forth above. COMPANY: VOLATO GROUP, INC. By: Name: Matthew Liotta Title: Chief Executive Officer

EXHIBIT I CONVERSION NOTICE (To be executed by the Holder in order to Convert the Note) TO: VOLATO GROUP, INC. Via Email: The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of the Note into shares of Common Stock of VOLATO GROUP, INC., according to the conditions stated therein, as of the Conversion Date written below. Conversion Date: Principal Amount to be Converted: Accrued Interest to be Converted: in cash: in shares of Common Stock: Total Conversion Amount to be converted: Fixed Price: Variable Price: Applicable Conversion Price: Number of shares of Common Stock to be issued: Please issue shares of Common Stock in the following name and deliver them to the following account: Issue to: Broker DTC Participant Code: Account Number: Authorized Signature: Name: Title: